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Exhibit 99.1

               THE HOLT GROUP, INC. MOVES TO IMPLEMENT AGREEMENT
                     WITH BONDHOLDERS AS PART OF PREVIOUSLY
                             ANNOUNCED DELEVERAGING


    Company will continue all services and normal operations with support of
               Senior Bank Group and Bondholder Steering Committee

GLOUCESTER, March 21 - As previously announced, The Holt Group has been working cooperatively with a steering committee representing two-thirds of the $140 million 9.75% Senior Notes due 2006 on the basis for the restructuring. The Holt Group today announced that it has reached a general agreement regarding a restructuring of the Notes with the steering committee, and has taken today's actions in order to implement that general agreement. The Company and the steering committee are continuing to work to ensure the successful implementation of this restructuring plan so as to maximize the prospects of the Company for the benefit of all involved.

The Holt Group, Inc. today announced that it had filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware. The Holt Group indicated that the filing was a necessary component of its previously disclosed strategy of equitizing its Senior Unsecured Notes. The restructuring of the Company's Senior Unsecured Debt will result in a deleveraged balance sheet thereby creating a stronger capital structure, enhancing its shipping and stevedoring operations, improving its profitability, and ensuring its long-term success.

"Consistent with our announced efforts to provide for the long-term success of the Company, the Holt Group is taking advantage of this process to assure the successful restructuring of the Company. We expect to emerge from this process in the summer of 2001," said Chief Financial Officer William J. Streich. "This action today demonstrates our clear commitment to the long term viability of our Company for the benefit of our customers, vendors, employees, creditors and the communities in which we operate." he added.

The Holt Group, Inc. also announced that it is in final discussions with its existing senior bank lenders for $72.5 million in financing, which would include up to $10 million in additional working capital. Mr. Streich noted that "These discussions indicate strong support by our lenders and send a strong signal to our customers and employees about the future of this company and our staying power. In connection with the implementation of the restructuring, the Holt family will be contributing significant additional capital to the enterprise to ensure the successful completion of the process. There has never been any doubt as to the family's commitment to their employees and their business partners, customers and vendors alike."
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The Company intends to operate in the normal course of business during this process and will continue payment of employee salaries, wages and benefits. There will be no interruption or change in any customer-related practices. The U.S. Bankruptcy Code allows a company to continue to operate its business as usual and provides special protections for any creditors, employees and others who perform services or provide goods to the company after the filing.

The Holt Group, Inc., with annual sales in excess of $300 million, is a leading provider of integrated cargo transportation and B2B logistics management services in the contiguous United States. In addition, the Company offers a variety of related cargo services, including stevedoring, warehousing, and inland trucking at owned and leased marine terminal facilities in New Jersey, Pennsylvania, Delaware, Florida and Puerto Rico. Continuous updates and company information is available at holtoversight.com and navieras.com.


THIS PRESS RELEASE MAY CONTAIN FORWARD-LOOKING STATEMENTS WHICH ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE SECURITIES LITIGATION REFORM ACT OF 1995, WHICH INVOLVE RISKS AND UNCERTAINTIES THAT MAY AFFECT THE COMPANY'S BUSINESS AND PROSPECTS. THESE INCLUDE, AMONG OTHERS, THE COMPANY'S ABILITY TO MAINTAIN ITS CUSTOMER AND SUPPLIER RELATIONSHIPS, IMPLEMENT ITS PROGRAM OF REORGANIZATION AND RETAIN KEY EMPLOYEES AND GENERAL BUSINESS AND ECONOMIC CONDITIONS. ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS MAY BE MATERIALLY DIFFERENT FROM THE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THE FORWARD-LOOKING STATEMENTS. CONSEQUENTLY, THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN SHOULD NOT BE REGARDED AS REPRESENTATIONS BY THE COMPANY OR ANY OTHER PERSON THAT ANY PROJECTED OUTCOMES CAN OR WILL BE ACHIEVED.